UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 10, 2006

BELLSOUTH CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

GEORGIA

(State or Other Jurisdiction of Incorporation)

1-8607	58-1533433
(Commission File Number)	(IRS Employer Identification No.)

Room 15G03, 1155 Peachtree Street, N. E., Atlanta, Georgia	30309-3610
(Address of Principal Executive Offices)	(Zip Code)

(404) 249-2000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

At its meeting on January 10, 2006, the Executive Nominating and Compensation Committee of the BellSouth Board of Directors (the “Compensation Committee”) took the actions described below.

2006 Short-Term Incentive Compensation

The Compensation Committee approved target short-term incentive award amounts for 2006, determined as a percentage of base salary, for each officer. The actual short-term incentive award to each officer will be subject to a number of factors. All 2006 short-term incentive compensation awards for the Company’s executive officers will be made pursuant to the BellSouth Corporation Stock and Incentive Compensation Plan (the “Stock and Incentive Compensation Plan”), which has previously been filed with the Securities and Exchange Commission (the “SEC”). Pursuant to the Stock and Incentive Compensation Plan, the Compensation Committee establishes a maximum amount that can be awarded to each executive officer for a given year. The maximum is set as a percent of a bonus pool based on the Company’s operating cash flow or net income. Within these maximums, the Compensation Committee then exercises its discretion to determine the actual amount of individual awards to be paid. In exercising this “negative” discretion, the Compensation Committee considers financial and other metrics against pre-established goals that the Compensation Committee sets at the beginning of each year, the Company’s performance relative to peer companies, each officer’s target short-term incentive award amount and personal performance.

2006 Long-Term Incentive Compensation

The Compensation Committee approved target long-term compensation amounts for the three-year performance period 2006 through 2008, determined as a percentage of base salary for each pay band, for the Company’s officers. The actual long-term compensation award to each officer will be subject to a number of factors, as described in the 2005 Proxy Statement (which was filed with the SEC on March 2, 2005). Further, the Committee approved the mix of components for these long-term compensation awards as follows: 1/3 will consist of restricted stock units, 1/3 will consist of performance shares tied to relative total shareholder return, and 1/3 will consist of performance shares tied to specified internal performance metrics. All such objectives were established under the BellSouth Corporation Stock and Incentive Compensation Plan, which has previously been filed with the SEC.

Amendments to SERP Death Benefits

The Compensation Committee approved amendments to certain death benefit provisions of the BellSouth Corporation Supplemental Executive Retirement Plan (“SERP”). As amended, the lump sum death benefits described in Section 5 of SERP are frozen at current levels for executives that currently participate in the SERP. Additionally, these death benefits are eliminated for any plan participants who commence participation in SERP in the future. The SERP plan document has previously been filed with the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BELLSOUTH CORPORATION

By: /s/ Pat Shannon
Pat Shannon
Chief Financial Officer
January 13, 2006

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